Exhibit 99.1

AAON Presenting at Sidoti Spring 2025 Small-Cap Conference

TULSA, OK, March 17, 2025 – AAON, Inc. (NASDAQ: AAON) today announced that Gary Fields, CEO, Rebecca Thompson, CFO and Treasurer, Matt Tobolski, President and COO, and Joseph Mondillo, Director of Investor Relations and Corporate Strategy will present at the Sidoti Spring 2025 Small-Cap Conference on March 20, 2025. AAON will present virtually at 11:30 AM (ET).

Presentation materials are available on the AAON website: https://www.aaon.com/Investors.

About AAON, Inc.
Founded in 1988, AAON is a global leader in HVAC solutions for commercial, industrial and data center indoor environments. The Company's industry-leading approach to designing and manufacturing highly configurable and custom-made equipment to meet exact needs creates a premier ownership experience with greater efficiency, performance and long-term value. Its highly engineered equipment is sold under the AAON and BASX brands. AAON is headquartered in Tulsa, Oklahoma, where its world-class innovation center and testing lab allows AAON engineers to continuously push boundaries and advance the industry. For more information, please visit www.AAON.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “should”, “will”, and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. We undertake no obligations to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Important factors that could cause results to differ materially from those in the forward-looking statements include (1) the timing and extent of changes in raw material and component prices, (2) the effects of fluctuations in the commercial/industrial new construction market, (3) the timing and extent of changes in interest rates, as well as other competitive factors during the year, and (4) general economic, market or business conditions.

Contact Information
Joseph Mondillo
Director of Investor Relations and Corporate Strategy
Phone (617) 877-6346
Email: joseph.mondillo@aaon.com